                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ROWE FURNITURE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                _______________



                                     NOTICE
                                       OF
                                 ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                      AND

                                PROXY STATEMENT

                              ____________________

                              TIME:

                                   Tuesday, March 30, 1999
                                   at 10:00 a.m.

                              PLACE:
                                   Ritz Carlton
                                   McLean, Virginia

                               _________________


                          ROWE FURNITURE CORPORATION
                               MCLEAN, VIRGINIA

                                _______________

ROWE FURNITURE CORPORATION
1650 Tysons Boulevard, Suite 710
McLean, Virginia  22102

To The Stockholders of
Rowe Furniture Corporation
                                                               February 22, 1999

Notice is hereby given that the annual meeting of stockholders of Rowe Furniture Corporation (the "Company") will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Tuesday, March 30, 1999 at 10:00 a.m. The meeting is being held for the purpose of considering and acting upon:

(1) The election of three directors of the company, each for a term of three years;
(2) The approval of an amendment to the Company's Articles of Incorporation to change the name of the Company from "Rowe Furniture Corporation" to "The Rowe Companies";
(3) The approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 20,000,000 to 50,000,000;
(4) The approval of an amendment to the Company's 1993 Stock Option and Incentive Plan in order to increase the number of shares reserved for issuance thereunder; and

such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

      Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 12, 1999 are the stockholders entitled to vote at the meeting, and at any adjournments or postponements thereof.

      You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                     By Order of the Board of Directors,


                                     ARTHUR H. DUNKIN, Secretary-Treasurer

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                           ROWE FURNITURE CORPORATION
                          1650 Tysons Blvd., Suite 710
                            McLean, Virginia  22102
                        ________________________________

                                PROXY STATEMENT
                       _________________________________

                         ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 30, 1999
                       __________________________________

      This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Rowe Furniture Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Ritz Carlton, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, March 30, 1999 at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting, form of proxy and this proxy statement are first being mailed to stockholders on or about February 22, 1999.

      At the Meeting, the stockholders of the Company are being asked to: (i) elect three directors of the Company; (ii) approve an amendment to the Company's Articles of Incorporation to change the name of the Company from "Rowe Furniture Corporation" to "The Rowe Companies;" (iii) approve an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock, par value $1.00 per share (the "Common Stock"), which the Company is authorized to issue from 20,000,000 to 50,000,000; (iv) approve an amendment to the Company's 1993 Stock Option and Incentive Plan (the "Stock Option Plan") to increase the number of shares of common stock available for issuance thereunder from 1,968,125 to 2,968,125 and providing that such amount will be automatically increased by up to 500,000 shares to cover stock options granted in connection with future acquisitions by the Company; and (v) such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

      All shares of the Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominees set forth in this Proxy Statement, FOR approval of the amendments to the Articles of Incorporation to change the name of the Company and to increase the authorized shares of Common Stock and FOR approval of the amendment to the Stock Option Plan. A majority of the shares of Common Stock entitled to vote at the Meeting, represented in person or by proxy, shall constitute a quorum. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

      The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

      Stockholders who execute proxies solicited by the Company's Board of Directors retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments and postponements thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Any proxy may be revoked, however, at any time prior to its exercise by written notice to the Secretary of the Company or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.


                              STOCKHOLDER APPROVAL

      Although the Company's principal administrative offices are located in McLean, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Directors. Accordingly, withholding of authority and broker non-votes will have no effect upon the election of Directors. Approval of the amendments to the Company's Articles of Incorporation to change the name of the Company and to increase the authorized shares of Common stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. The amendment to the Stock Option Plan requires the affirmative vote of holders of a majority of the shares represented and entitled to vote on the matter at the Meeting. Abstentions will have the effect of votes against the amendments to the Articles of Incorporation and the Stock Option Plan. Broker non-votes will have the effect of votes against the amendments to the Articles of Incorporation and no effect on the proposal to amend the Stock Option Plan.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Stockholders of record as of the close of business on February 12, 1999 will be entitled to one vote for each share then held. As of February 12, 1999, the Company had 12,290,617 shares of common stock issued and outstanding.

      The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 12, 1999, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director, nominee and Named Executive (as defined herein) and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table.

      Unless otherwise indicated below, the business address of each person listed below is: c/o Rowe Furniture Corporation, 1650 Tysons Boulevard, Suite 710, McLean, Virginia 22102.

                                                               Shares Beneficially
                                                                      Owned
                                                               -------------------
                                                          Amount of
                                                          Beneficial           Percent
                                                         Ownership(1)         of Class
                                                         ------------        ---------

  Name and Address,
  of Beneficial Owner
  -------------------
  Caryl S. Bentz (2)                                          1,172,433              9.5%

  Gerald M. Birnbach (3)(4)(5)                                1,690,797             13.5
  Sidney J. Silver (6)                                        1,469,286             11.9
  Arthur H. Dunkin                                              158,157              1.3
  Keith J. Rowe (3) (7) (8)                                   1,184,955              9.6
  Harvey I. Ptashek                                              71,365               *
  Gerald O. Woodlief (10)                                       177,147              1.4
  Richard E. Cheney                                              86,908               *
  Charles T. Rosen                                               52,156               *
  Allan Tofias                                                    4,764               *
  All directors, nominees and executive officers
  as a group (9 persons)                                      4,100,964             32.0

 * Less than one percent.

(1) Includes shares subject to options currently exercisable or which will become exercisable within 60 days of February 12, 1999 granted to the directors and executive officers as follows: Mr. Birnbach -196,400, Mr. Cheney - 44,437, Mr. Dunkin - 76,750, Mr. Ptashek - 20,500, Mr. Rosen - 44,437, Mr. Rowe - 44,437, Mr. Silver - 29,250, Mr. Tofias - 4,500 and Mr.
     Woodlief - 44,437. Also includes shares held in retirement accounts.
(2)  Ms. Bentz's business address is- 4749 Barclay Square, Roanoke, Virginia
     24018.
(3) Includes 280,098 shares held by Mr. Birnbach and Mr. Keith Rowe, as co-trustees under the trust FBO Michael Rowe, over which shares these individuals exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
(4) Includes 115,803 and 398,670 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Birnbach exercises shared voting and investment power.
(5)  Includes 2,430 shares held jointly by Mr. Birnbach with his wife.
     Includes 43,562 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 43,562 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the Descendants of Bruce Birnbach, 34,352 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, and 34,390 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach. Includes 53,600 shares as Trustee for the Birnbach Family Foundation. Includes 3,795 shares held by Mr. Birnbach's wife of which Mr. Birnbach disclaims beneficial ownership.

(6) Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 1,900 shares owned by Mr. Silver's wife, 189,843 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 16,825 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 40,475 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia
     A. Silver, 55,800 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 16,825 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 16,825 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 115,803 and 398,670 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 792 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 20,500 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power. Mr. Silver's business address is: c/o Silver, Freedman & Taff, L.L.P., 1100 New York Ave., N.W., Washington, D.C. 20005.
(7)  Messrs. Michael and Keith Rowe are co-executors of the estate of Elizabeth
     J. Rowe and have shared voting and investment power with respect to 10,084 shares.
(8) Excludes 792 shares owned by Mr. Rowe's wife of which Mr. Rowe disclaims beneficial ownership. Includes 132,890 shares held as co-trustee with Mr. Rowe's wife in the Rowe Charitable Remainder Trust of which Mr. Rowe disclaims beneficial ownership.

(9) Includes 72,595 shares held as co-trustee with Mr. Woodlief's wife of which Mr. Woodlief disclaims beneficial ownership.

                       PROPOSAL I - ELECTION OF DIRECTORS

          The Company's Board of Directors is composed of nine directors. Approximately one-third of the Directors are elected annually. Three Directors are to be elected at the Meeting for terms of three years or until their successors are elected and qualified.

       Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the three nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

       The following table sets forth certain information with respect to each nominee for election to the Board and each Director continuing to serve.

                        INFORMATION CONCERNING NOMINEES

                                       DIRECTOR  TERM TO
                                          AGE     SINCE   EXPIRE
                                       --------  -------  ------

Charles T. Rosen..................        65      1977     1999
Sidney J. Silver..................        64      1982     1999
Arthur H. Dunkin..................        53      1986     1999

                         DIRECTORS CONTINUING TO SERVE


                                             DIRECTOR   TERM TO
                                      AGE     SINCE      EXPIRE
                                      ---    -------    -------

Harvey I. Ptashek..................   60      1984        2000
Gerald O. Woodlief.................   68      1982        2000
Allan Tofias.......................   68      1998        2000
Gerald M. Birnbach.................   68      1966        2001
Keith J. Rowe......................   55      1977        2001
Richard E. Cheney..................   77      1988        2001

     Charles T. Rosen has served as Vice President of Luth Research, Inc., a market research company since 1993.

     Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P. since 1972.

     Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

     Harvey I. Ptashek served as Senior Vice President of the Company from 1984 until his retirement in September 1998. From 1964 until 1984, Mr. Ptashek served in various executive sales positions with the Company. Subsequent to his retirement with the Company, Mr. Ptashek became a director of United States Leather, Inc.

     Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Mr. Woodlief was a consultant to the Company from January, 1993 until December, 1997. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

    Allan Tofias was appointed to the Board of Directors effective February 3, 1998. Mr. Tofias is the former managing shareholder and President of the accounting firm of Tofias, Fleishman, Shapiro & Company, P.C. Mr. Tofias is a trustee of Gannett Welsh & Kotler Fund, a mutual fund.

     Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales.

    Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

     Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991 and served as the Chairman Emeritus of Hill & Knowlton from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Stoneridge, Inc.

    Board of Directors Meetings and Committees. The Board conducts its business through meetings of the Board and through the activities of its committees. During the fiscal year ended November 29, 1998, the Board of Directors held eight regular Board meetings and eight special

Board meetings. No incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Audit Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe, Tofias and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the fiscal year ended November 29, 1998.

     The Executive Committee of the Board of Directors consists of Messrs. Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. One meeting was held by the Executive Committee during the fiscal year ended November 29, 1998.

     The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Rosen, Rowe, Tofias and Woodlief. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Five meetings were held by the Stock Option Committee during the fiscal year ended November 29, 1998.

     The Company's full Board of Directors acts as a nominating committee for the annual selection of nominees for election as Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended November 29, 1998 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                              Long-Term
                                                             Compensation
                                               Annual           Awards
                                                              ----------
Name and                                    Compensation  Securities Underlying     All Other
Principal Position        Year          Salary        Bonus       Options       Compensation(1)
------------------------  ------------  ---------     ----------  ---------     ------------
Gerald M. Birnbach
Chairman and President            1998   $791,850        300,000     50,000(3)        51,511
                                  1997    777,600              0          0          250,656
                                  1996    754,512        250,000(2)  50,000          249,271

Harvey I. Ptashek(4)
Senior Vice President             1998    208,333         10,000          0           11,800
                                  1997    230,000              0          0           18,900
                                  1996    230,000         15,000     16,000           18,700

Arthur H. Dunkin
Secretary Treasurer               1998    215,000         10,000     15,000(3)        17,500
                                  1997    213,333              0          0           16,800
                                  1996    195,000              0     16,000           15,700

(1) Except as noted below with respect to Mr. Birnbach, includes (i) director's fees, (ii) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan") and (iii) supplemental contributions under the Executive Retirement Plan, as follows: Mr. Birnbach - 1998 $4,000, $23,756 and $23,755, 1997
     $4,000, $23,328 and $23,328 1996 $4,000 $22,636 and $22,635; Mr. Ptashek -
     1998 $5,250, $6,550 and 0, 1997 $4,000, $7,450 and $7,450, 1996 $4,000,
     $7,350 and $7,350 and Mr. Dunkin - 1998 $4,000, $6,750 and $6,750, 1997
     $4,000, $6,400 and $6,400, 1996 $4,000, $5,850 and $5,850. The amounts for
     Mr. Birnbach also include payments to Mr. Birnbach of $200,000 in 1997 and 1996 pursuant to the termination and settlement of his Supplemental Executive Retirement Plan (the "SERP") agreement. The SERP agreement was terminated in December, 1993 in connection with amendments to Mr. Birnbach's then existing employment agreement.
(2) Payable in the year following Mr. Birnbach's retirement and will accrue interest annual based on the average ten-year treasury bond rate.
(3) For additional information regarding this award, see the table below captioned "Option Grants in Last Fiscal Year.
(4)  Mr. Ptashek retired as an officer of the Company on September 30, 1998.

     The following table sets forth certain information concerning stock options granted pursuant to the Company's Stock Option Plan to the Named Executives in fiscal 1998. No stock appreciation rights have been awarded under such plans.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL
                                                                                         RATES OF STOCK PRICE
                                                                                              APPRECIATION
                                      INDIVIDUAL GRANTS                                     FOR OPTION TERM
------------------------------------------------------------------------------------------------------------------
                                 NUMBER OF
                     SECURITIES UNDERLYING           % OF TOTAL   EXERCISE
                                   OPTIONS      OPTIONS GRANTED    OR BASE
                                   GRANTED         TO EMPLOYEES      PRICE  EXPIRATION
NAME                                  #(1)       IN FISCAL YEAR     ($/SH)        DATE        5%($)        $10%($)
------------------------------------------------------------------------------------------------------------------
G. M. Birnbach                      50,000                22.8%    $6.875     12-02-07    $   216,183     $547,849

A. H. Dunkin                        15,000                 6.8%     6.875     12-02-07         64,855      164,355

H. I. Ptashek(2)                         0                   0%                                     0            0

(1) Mr. Birnbach's options consist of 35,500 shares underlying a non-qualified stock option, which became exercisable immediately upon grant and 14,500 shares underlying an incentive stock option, which became exercisable on January 2, 1999. Mr. Dunkin's options consist of 2,300 shares underlying a non-qualified stock option which became exercisable immediately upon grant and 12,700 shares underlying an incentive stock option which became exercisable on January 2, 1998.
(2) Mr. Ptashek retired as an officer of the Company on September 30, 1998.

     The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    Number of Shares               Value of
                                                          Underlying            Unexercised
                                                         Unexercised           In-the-Money
                             Shares              Options at 11-29-98    Options at 11-29-98
                           Acquired       Value         Exercisable/           Exercisable/
Name                    On Exercise  Realized(1)      Unexercisable        Unexercisable(2)
------------------------------------------------------------------------------------------
Gerald M. Birnbach                0           0            181,900/              $853,284/
                                                            14,500                $58,000

Harvey I. Ptashek(3)         48,750    $251,406             16,000/              $ 52,000/
                                                                 0                      0

Arthur H. Dunkin                  0           0             76,750/              $370,206/
                                                                 0                      0

_______________________

(1) The difference between fair market value of the Company's Common Stock at the time of exercise and the exercise price.

(2) The difference between fair market value of the Company's Common Stock at fiscal year end and the exercise price.

(3)  Mr. Ptashek retired as an officer of the Company on September 30, 1998.

  Supplemental Executive Retirement Plan ("SERP"). The SERP provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of $1.0 million. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of one million dollars. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 or $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes. In September 1995, the Company revised the SERP to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations and to eliminate the reduction in the full benefit provided by the Plan because of age in the event of a change in control. Mr. Dunkin is the only Named Executive who is a participant in the plan.

     Employment Agreements. Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach. The agreement provides for an annual base salary of $791,850. The annual base salary is subject to adjustment annually based upon increases in the Consumer Price Index (the "adjusted base salary"). Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The employment agreement also provides for termination benefits, disability and death benefits, vacation and other employee benefits, including the furnishing of an automobile to Mr. Birnbach.

     The employment agreement is for a term of five years, commencing on December 1, 1997 (the "Commencement Date"). On each anniversary of the Commencement Date, the term of the employment agreement will automatically be extended for an additional year unless at least 90 days before such anniversary the Company's Board of Directors, by the affirmative vote of at least two-thirds of its membership, determines not to extend the term and written notice of such action is provided to Mr. Birnbach.

     The employment agreement provides for mandatory deferral of certain compensation by Mr. Birnbach, if necessary, to assure tax deductibility thereof by the Company.

     The employment agreement allows the Board of Directors to terminate Mr. Birnbach's employment at any time with or without cause. If Mr. Birnbach voluntarily terminates his employment with the Company prior to a change in control of the Company without "good reason," or the Company terminates his employment for "cause," then he will not be entitled to any severance payments. If Mr. Birnbach terminates his employment prior to a change in control for "good reason," or the Company terminates his employment without "cause" (other than on account of permanent disability), then he will be entitled to receive all compensation which he would otherwise have been paid for the remainder of the term of the employment agreement in installments consistent with prior practice. The employment agreement defines the term "good reason" as the occurrence of certain diminutions of or interferences with Mr. Birnbach's duties, responsibilities or benefits under the agreement. If Mr. Birnbach's employment is terminated prior to a change in control on account of permanent disability, then he will be entitled to partial salary continuation through the remaining term of the employment agreement. If Mr. Birnbach should die while employed and prior to the Board of Directors approving a change in control transaction, his estate shall be entitled to receive his adjusted base salary as then in effect for the lesser of 18 months or the balance of the employment agreement term.

     If Mr. Birnbach's employment is terminated for any reason in connection with or following a change in control of the Company, then in lieu of the benefits described above and other benefits under the employment agreement through the date of termination, he shall be entitled to receive, on the date of termination, an amount equal to 299% of his "base amount," as determined under
Section 280G of the Code, payable in a single cash lump sum. If the termination in connection with or following the change in control of the Company is involuntary (excluding death or total disability) or made by Mr. Birnbach for good reason and Mr. Birnbach offers to continue to provide services as contemplated by the employment agreement and the offer is declined, then, subject to certain conditions, the Company must also, during the shorter period of the date of termination through the remaining term of the employment agreement or two years following the termination, pay to Mr. Birnbach monthly 1/12 of his adjusted base salary, plus 1/12 of the average amount of cash bonus and cash incentive compensation earned by Mr. Birnbach for the two full years preceding the change in control.

     Mr. Birnbach and his spouse will also receive certain post-termination health benefits for their respective lifetimes following termination of Mr. Birnbach's employment; provided such benefits will not be provided if his termination of employment is for "cause" prior to and not in connection with a change in control.

     Under the employment agreement, subject to limited exceptions, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any publicly traded company.

     The Board of Directors approved employment contracts with Messrs. Ptashek and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the normal retirement age under the Company's retirement plans, whichever is earlier. Payments made under these employment contracts are credited toward age requirements under the SERP. These employment contracts were amended in September, 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations in the event of a change in control of the Company. As noted elsewhere in this proxy statement, Mr. Ptashek retired as an officer of the Company effective September 30, 1998.

     Cash-or-Deferred Non-Qualified Executive Retirement Plan. Effective December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to enable the executive officers to defer current income. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participants are fully vested in the amounts credited to their plan accounts at all times.
Prior to January 26, 1998, participant deferral amounts, matching credits and any supplemental credits earned interest based on the then current 10-year treasury bond rate. Effective January 27, 1998, the Executive Retirement Plan was amended to allow participants to earn additional credits on amounts held in their accounts based on the performance of one or more of four measurement funds available to participants for their selection.

     In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of November 29, 1998, Messrs. Birnbach and Dunkin participated in the Executive Retirement Plan.

     Director Compensation. Directors employed by the Company are paid fees of $500 per meeting and non-employee directors receive a fee of $1,750 per meeting. No fees are paid to members of committees appointed by the Board of Directors for their service on committees. In fiscal 1998, for serving on the Company's Board of Directors, Messrs. Cheney, Silver, Rosen, Rowe and Woodlief each received $14,000, Mr. Ptashek received $5,250 and Mr. Birnbach and Mr. Dunkin each received $4,000. In accordance with the Stock Option Plan, directors who are not employees of the Company automatically receive an annual grant of options to purchase 4,500 shares at an exercise price per share not less than the market value per share of the Common Stock on the date of grant. Accordingly, the following directors each received on February 2, 1998, an option to purchase 4,500 shares at an exercise price of $8.125 per share:
Messrs. Cheney, Rosen, Rowe, Silver and Woodlief. No stock options by non-employee directors were exercised during fiscal 1998. On June 2, 1998, the Stock Option Plan was amended to change the date on which the non-employee directors are awarded the automatic annual grant of options to purchase 4,500 shares from the first Monday in February of each year to the first Monday in December of each year.

     Compensation Committee Interlocks and Insider Participation. The members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver and Woodlief. Mr. Birnbach is currently the Company's Chairman, President and Chief Executive Officer, and Messrs. Rowe and Woodlief are former officers of the
Company.   Mr. Woodlief was a consultant to the Company from December 1992 to
January 1998. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P., which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended November 29, 1998 did not exceed 5% of such firm's gross revenues in its last fiscal year.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, each of the Company's executive officers, directors and greater than 10% shareholders timely filed all required reports during the fiscal year ended November 29, 1998.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES


     The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

     Compensation Philosophy. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

     The compensation program primarily includes a base salary providing competitive compensation and reflecting the Company's financial and other performance as well as the individual's performance. The compensation program also includes long-term incentive awards in the form of stock options, designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

     Base Salaries. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company.

     Long-term Incentives.   The Company provides long-term, stock-related
incentives to key executives and employees, including the Named Executives under the Stock Option Plan. Awards under the Stock Option Plan may be either "incentive" stock options, qualifying for favorable income tax treatment, or "non-qualified" stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. On December 2, 1997, stock options were awarded to the following Named Executives in the following amounts:
Mr. Birnbach - 50,000 shares and Mr. Dunkin - 15,000 shares. For additional information regarding these awards, see the table above captioned "Option Grants in Last Fiscal Year."

     Compensation of the Chief Executive Officer.  Effective December 1993,
Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. Mr. Birnbach's compensation is adjusted annually for cost of living
increases.   Effective December 1, 1997, the Company entered into a new employment agreement with Mr. Birnbach to compensate him for his value and past services to the Company and as an inducement to secure his future services to the Company. See "Executive Compensation - Employment Agreements." The new employment agreement provides for annual adjustments to Mr. Birnbach's base salary for cost of living increases, and for the granting to Mr. Birnbach of a bonus, in the discretion of the Company's Board of Directors. The Board of Directors awarded Mr. Birnbach a $300,000 cash bonus for the Company's performance in fiscal 1998. Payment of the bonus has been structured so as to not cause Mr. Birnbach's compensation in any year to exceed $1.0 million.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"), the effect of which was to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider this provision in establishing future compensation policies for such officers.





                              EXECUTIVE COMMITTEE

                               Gerald M. Birnbach
                               Keith J. Rowe
                               Sidney J. Silver
                               Gerald O. Woodlief

                             STOCK OPTION COMMITTEE

                               Richard E. Cheney
                               Charles T. Rosen
                               Keith J. Rowe
                               Allan Tofias
                               Gerald O. Woodlief

                               PERFORMANCE GRAPH

     The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index and the Company's peer group index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                        ------------------------------ FISCAL YEAR ENDING -----------------------------
COMPANY/INDEX/MARKET    11/30/1993   11/25/1994    12/01/1995    11/29/1996    11/28/1997    11/27/1998
Rowe Furniture              100.00       120.12        102.11        164.84        144.06        237.66

Household Furniture         100.00        79.68         97.50        122.53        166.74        177.57

NYSE Market Index           100.00       101.67        130.06        161.76        204.70        239.28

     The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.

PROPOSAL II - AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF
                                THE CORPORATION

     The corporate name of the Company since its incorporation has been "Rowe Furniture Corporation". While the Company's core business has remained the same since its formation, in recent years the Company has expanded its business to include wood furniture and retail furniture operations. The Company now conducts its business through the following operating subsidiaries: The Wexford Collection, Inc., a manufacturer of solid wood casual furniture; Rowe ShowPlace, Inc., DBA Home Elements, an operator of company-owned retail furniture stores; The Mitchell Gold Co., a manufacturer of casual upholstered furniture; and Rowe Industries, Inc. In order to better reflect the Company's business and operating structure, the Board of Directors recommends to the stockholders for their adoption at the Meeting an amendment to the Company's Articles of Incorporation to change the Company's name from "Rowe Furniture Corporation" to "The Rowe Companies."

     If the amendment is adopted, the First Article of the Company's Articles of Incorporation would be amended to read as follows:

     "FIRST:   The name of the Corporation is The Rowe Companies".

     Approval of the amendment requires the affirmative vote of a majority of the issued and outstanding shares of the Common Stock.

     The Board of Directors recommends a vote FOR this proposal.

   PROPOSAL III - AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
                       AUTHORIZED SHARES OF COMMON STOCK

     On September 10, 1998, the Board of Directors approved an amendment (the "Stock Amendment") to the Company's Articles of Incorporation to increase the authorized shares of Common Stock of the Company from 20,000,000 to 50,000,000. Stockholders are being asked to approve the Stock Amendment at the Meeting.

     The Articles of Incorporation currently authorize the issuance of an aggregate of 20,000,000 shares of Common Stock, $1.00 par value. As of February 12, 1998, 12,290,617 shares of the Common Stock were issued and outstanding, (excluding 2,651,832 shares held in the company's treasury) 1,366,438 shares were reserved for issuance pursuant to stock options granted or to be granted under the Stock Option Plan, (with up to approximately 1,500,000 additional shares reserved for issuance pursuant to future awards under the Stock Option Plan, assuming stockholder approval of the Amendment to the Stock Option Plan at the Meeting; see Proposal IV) and up to 357,676 shares of Common Stock were reserved for issuance under the Company's $3,000,000 of convertible debentures issued in connection with the Company's acquisition of The Mitchell Gold Co.

     The principal purpose of the Stock Amendment is to give the Company greater flexibility in its financial affairs by making 30 million additional shares of Common Stock available for issuance by the Company in such transactions and at such times as the Board of Directors considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. The Company's stockholders may or may not be given the opportunity to vote on such a transaction, depending on the nature of the transaction, applicable law, the rules and policies of the New York Stock Exchange and the judgment of the Company's Board of Directors regarding the submission of such transaction to a vote of the Company's stockholders. The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock.

     The additional shares of Common Stock authorized for issuance pursuant to the Stock Amendment will have all of the rights and privileges which the presently outstanding shares of Common Stock possess; the increase in authorized shares will not affect the terms, or rights of holders, of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors. Holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. Because stockholders do not have preemptive rights, the interests of existing stockholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any issuance of the proposed additional shares of common stock.

     It is possible that additional shares of Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for stockholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the Company's Board of Directors in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction with the third party or could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Company's Board of Directors does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of the Company, the Company's Board of Directors reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

     If the Stock Amendment is adopted, the first sentence of the Fourth Article of the Company's Articles of Incorporation would be amended to read as follows:

     "FOURTH: The amount of the total authorized capital stock of the corporation shall be FIFTY MILLION DOLLARS ($50,000,000) consisting of one (1) class of FIFTY MILLION (50,000,000) shares of common voting stock, par value $1.00 per share."

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed Stock Amendment.

     The Board of Directors recommends a vote FOR this proposal.

PROPOSAL IV - AMENDMENT TO THE STOCK OPTION PLAN

          The Stock Option Plan was adopted in order to permit the granting of long-term incentive awards to directors, officers and key employees as a means of enhancing and encouraging the recruitment and retention of the individuals on whom the continued success of the Company most depends. The Stock Option Plan also gives the Company the flexibility to award stock options in connection with the acquisitions of other companies to the key executives and employees of such companies to more closely align their interests with the Company's stockholders.

     The Company's stockholders approved the Stock Option Plan in 1993, and an amendment to the Stock Option Plan in 1997 which increased the number of shares of Common Stock authorized for issuance thereunder from 1,468,125 to 1,968,125. Because nearly all of the 1,968,125 shares have been utilized for awards, the remaining authorized shares are not sufficient to cover options to purchase 323,000 shares of Common Stock recently granted to certain executive officers and employees in December 1998 (the "New Awards"); such grants are contingent upon stockholder approval of the Option Amendment (as defined below).

     The Company's Board of Directors recommends that stockholders approve an amendment to the Stock Option Plan (the "Option Amendment") to increase the number of shares authorized for issuance thereunder from 1,968,125 to 2,968,125 and which would also provide that the maximum number of shares with respect to which awards may be made under the Stock Option Plan (i.e., 2,968,125 shares, subject to adjustment as described below under "Effect of Merger and Other Adjustments") shall be automatically increased by the number of shares of Common Stock that the Company reserves for issuance under stock options granted in connection with future acquisitions made by the Company, not to exceed 500,000 shares. Thus, if the Option Amendment is approved, the maximum number of shares reserved for issuance under the Stock Option Plan could ultimately increase to 3,468,125 (subject to further adjustment as described below under "Effect of Merger and Other Adjustments").

     Without approval of the Option Amendment the New Awards cannot become effective and the Company will also be unable to grant additional options to the Company's directors, officers and employees. As a result, the Company's objective of structuring compensation in a manner to closely align the interests of such persons with stockholders will be undermined. The inability to award additional stock options also impairs the Company's ability to attract and retain qualified persons to serve as directors, officers and employees. In addition, the Company's ability to continue to acquire companies and businesses which Board of Directors believes would be in the best interests of stockholders could be severely impaired if the Company were unable to award stock options under the Stock Option Plan to the key executives and employees of such companies and businesses.

     The Company's Board of Directors approved the Option Amendment in September 1998. The complete text of the Stock Option Plan, amended and restated, is attached to this proxy statement as Appendix A.

     The principal features of the Stock Option Plan are summarized below.

     GENERAL. The Stock Option Plan provides for awards in the form of stock options. Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine.

     Pursuant to the Stock Option Plan, 1,968,125 shares are currently authorized for issuance thereunder. If the Option Amendment is approved, 2,968,195 shares will be authorized for issuance, provided that the maximum number of shares with respect to which awards may be made under the Stock Option Plan (i.e., 2,968,195 shares, subject to adjustment as described below under "Effect of Merger and Other Adjustments") will be automatically increased by the number of shares of Common Stock that the Company reserves for issuance under stock options granted in connection with future acquisitions made by the Company, not to exceed 500,000 shares. During any calendar year, no participant may be granted awards under the Stock Option Plan with respect to more than 100,000 shares of Common Stock, subject to adjustment as described below under "Effect of Merger and Other Adjustments").

     Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award, which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

     Administration. The Stock Option Plan is administered by a committee (the "Committee") consisting of two or more members, each of whom must be (i) an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) a "non-employee director," as defined in Rule 16b-3 under the Exchange Act. Directors Cheney, Rosen, Rowe, Tofias and Woodlief are the current members of the Committee.

     Stock Options. The term of stock option granted under the Stock Option Plan may not exceed ten years from the date of grant. The Committee may grant either "Incentive Stock Options" ("ISOs") as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options"). The Committee determines whether to grant ISOs or non-qualified stock options based on all relevant factors, including the identity of the grantee and the respective tax and accounting consequences to the Company.

     In general, stock options granted under the Stock Option Plan are not exercisable after the expiration of their terms. In the event that a participant ceases to maintain continuous service (as defined in the Stock Option Plan) for any reason other than death or termination for cause, an already exercisable stock option will remain exercisable for a period of three months, but in no event after the expiration date of the option. In the case of a participant who has served the Company for at least ten years and who takes normal retirement, a stock option awarded to such an individual may be exercisable for a period of five years following the date of retirement, but in no event later than ten years from the date of grant. In the event of the death of a participant during such service or within the three month or five year periods referred to above, an option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years from the date of grant. Following the death of any participant, the Committee may, as alternative means of settlement of an option, elect to pay to the holder the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant ceases to serve as a director, officer, or employee if such individual was terminated for cause.

     The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date.

The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both, as determined by the Committee.

     The Stock Option Plan provides for the grant of a non-incentive stock option to purchase 4,500 shares of Common Stock to each director who is not a full-time employee of the Company on the first Monday of December of each year during the term of the 1993 Stock Option Plan. The exercise price per share of such options must equal the fair market value of the Common Stock on the date of grant.

     Effect of Merger and Other Adjustments. Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards will be adjusted by the Committee in the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or other change in the corporate structure or shares of the Company.

     In the event of any merger or consolidation of the Company with or into another entity, whereby either the Company is not the continuing entity or its outstanding shares are converted into or exchanged for different securities, cash or other property or any combination thereof, any participant to whom a stock option has been granted will generally have the right, upon exercise of the option, to an amount equal to the excess of fair market value on the date of exercise over the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option over the exercise price of the option, multiplied by the number of shares with respect to which the options have been exercised.

     In addition, in the event a tender or exchange offer for shares of Common Stock (other than such an offer by the Company) is commenced, or in the event the stockholders of the Company approve a transaction pursuant to which substantially all of the Company's assets will be sold, or pursuant to which the Company will cease to be an independent publicly owned entity, all outstanding stock options not fully exercisable will become exercisable in full and remain so for a period of 60 days from the date of such commencement of the offer or from the date of stockholder approval, as the case may be, after which they will revert to being exercisable in accordance with their terms.

     Amendment or Termination. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which (i) materially increases the total number of shares which may be subject to awards,
(ii) materially increases the aggregate number of shares which may be subject to awards to participants who are not employees or (iii) changes the class of persons eligible to participate in the Plan. Unless previously terminated, the Stock Option Plan will continue in effect for a term of ten years, beginning on the date of initial stockholder approval of the Stock Option Plan (March 30, 1993) after which no further awards may be granted under the Plan.

     Federal Income Tax Consequences. Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences: (1) The grant of an award will not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant. (2) The exercise of a stock option which is an ISO within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of adjustment included for purposes of calculating the alternative minimum tax. (3) If the shares acquired upon exercise of an ISO are not held for at least one year after transfer of such shares to the participant or two years after the grant of the ISO, whichever is later, the participant will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares. In such an event, the Company will generally be entitled to a corresponding deduction, provided the Company meets its federal withholding tax obligations. The participant will also recognize capital gain or loss in an amount of the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the ISO; such capital gain or loss will be characterized short-term if the shares were not held for more than one year after the exercise of the ISO and as long-term if the shares were held for more than one year after the exercise of the ISO. The Company will not be entitled to a corresponding deduction for such capital gain or loss. (4) If the shares acquired upon exercise of an ISO are held by the participant for one year after the ISO is exercised and two years after the ISO was granted, the participant will recognize a capital gain or loss upon disposition of the shares in an amount equal to the difference between the sale price and the exercise price; such capital gain or loss will be characterized as short-term if the shares were not held for more than one year after the exercise of the ISO and long-term if the shares were held for more than one year after the exercise of the ISO. The Company will not be entitled to a corresponding deduction for such capital gain or loss. (5) The exercise of a non-qualified stock option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the option shares acquired pursuant to the stock option. (6) The Company will be allowed a deduction at the time, and in the amount of any ordinary income recognized by the participant upon the exercise of a non-qualified stock option, provided the Company meets is federal withholding tax obligations. (7) Upon sale of the shares acquired upon exercise of a non-qualified stock option, any appreciation or depreciation in the value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant. Such capital gain or loss will be short-term if the shares were not held by the participant for more than one year after the exercise of the non-qualified stock option and long-term if the participant held the shares for more than one year following exercise of the non-qualified stock option.

     Awards Under the Stock Option Plan. The following table presents information with respect to the dollar value and the number of awards outstanding as of November 29, 1998 under the Stock Option Plan.

Participant                 Value of Options(1)   Number of Options(2)
-----------                 -------------------   --------------------
G. M. Birnbach                    $  911,284              196,400
H. I. Ptashek                         52,000               16,000
A. H. Dunkin                         370,206               76,750

All executive officers
as a group (3 persons)            $1,333,490              289,150

All directors who are not
executive officers as a
group (6 persons)                 $2,006,415              169,311

All employees other than
executive officers
(412 persons)                     $6,004,190              891,007

______________

(1) Represents the difference between the aggregate option price and the fair market value of the underlying shares at November 29, 1998 ($10.875 per share, based on the closing price per share of the Common Stock on the New York Stock Exchange on November 27, 1998).

(2)  Includes options currently exercisable and not currently exercisable.

     The following table presents information with respect to the dollar value and number of shares underlying options granted under the Stock Option Plan, subject to stockholder approval of the Option Amendment.

Participant                Dollar Value       Number of Units(1)
-----------                ------------       ------------------
G. M. Birnbach              $  607,000               60,000
H. I. Ptashek                        0                    0
A. H. Dunkin                   151,875               15,000

All executive officers
as a group (3 persons)      $  759,375               75,000

All employees other than
executive officers
(160 persons)               $2,511,000              248,000

______________
(1)  Each unit represents an option to purchase one share of common Stock

     The Board of Directors recommends a vote FOR approval of the Option Amendment.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, L.L.P. to audit the records of the Company for the 1996, 1997 and 1998 fiscal years. Representatives of BDO Seidman, L.L.P. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal administrative offices at 1650 Tysons Boulevard, McLean, Virginia no later than October 25, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended and, as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's Articles of Incorporation and Bylaws and Nevada law. Under the proxy rules, in the event that the Company receives notice of a stockholder proposal to take action at the next Annual Meeting that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by the Company to its stockholders will have the discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the main office of the Company by January 8, 2000.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

     The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 22, 1999. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.

                                                    ARTHUR H. DUNKIN
                                                    Secretary-Treasurer

February 22, 1999

EXHIBIT A

                             Amended and Restated
                          ROWE FURNITURE CORPORATION

                     1993 Stock Option and Incentive Plan


     1.   PLAN PURPOSE.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and Employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify either as Incentive Stock Options or Non-Qualified Stock Options, as designated under the terms of the Award. Options granted to persons who are not full-time Employees will be Non-Qualified Stock Options.

     2.   DEFINITIONS.  The following definitions are applicable to the Plan:
          -----------

          "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

          "Award" - means the grant of an Incentive Stock Option or a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

          "Code" - means the Internal Revenue Code of 1986, as amended.

          "Committee" - means the Committee referred to in Section 3 hereof.

          "Continuous Service" - means the absence of any interruption or termination of service as a director, officer or Employee of the Corporation or an Affiliate, except that, when used with respect to persons granted an Incentive Stock Option, means the absence of any interruption or termination of service as a full-time Employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

          "Corporation" - means Rowe Furniture Corporation, a Nevada corporation.

          "Employee" - means any person, including an officer, who is employed by the Corporation or any Affiliate.

          "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

          "Exercise Price" - means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

          "Incentive Stock Option" - means an option to purchase Shares granted by the committee pursuant to Section 6 hereof , which is subject to the limitation and restriction of Section 8 hereof and is intended to qualify under
Section 422 of the Code. Unless otherwise set forth in the Option Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

          "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange - Listed Stocks, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed to or admitted to trading on any such exchange, the mean between the closing high and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

          "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

          "Participant" - means any director, officer or Employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director of the Corporation who is granted an Award pursuant to
Section 18 hereof.

          "Plan" - means the 1993 Stock Option and Incentive Plan of the Corporation, as amended and restated in this document.

          "Shares" - means the shares of common stock of the corporation.

     3.   ADMINISTRATION. The Plan shall be administered by a Committee
          --------------
consisting of two or more members, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

          A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.   PARTICIPATION IN COMMITTEE AWARDS.  The Committee may select from time
          ---------------------------------
to time Participants in the plan from those Employees and directors (other than members of the Committee) of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5.   SHARES SUBJECT TO PLAN.  Subject to adjustment by the operation of
          ----------------------
Section 9 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 2,968,125; provided, however, that the maximum number of Shares with respect to which Awards may be made under the Plan shall be automatically increased by the number of Shares of stock of the Corporation that it reserves for issuance under stock options granted in connection with future acquisitions made by the Corporation, but not to exceed 500,000 Shares. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred. During any calendar year, no Participant may be granted Awards under the Plan of more than 100,000 Shares, subject to adjustment as provided in Section 9.

     6.   GENERAL TERMS AND CONDITIONS OF OPTIONS.  The Committee shall have
          ---------------------------------------
full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need to be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, (ii) the number of shares subject to and the expiration date of any Option, which expiration date shall not exceed ten years from the date of the grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

          At the time of any Award, the Participant shall enter into an agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Option Agreement").

     7.   EXERCISE OF OPTIONS.
          -------------------

          (a) An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

          (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee in the terms of the Award, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable Exercise Price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to confirm to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.
In addition, the Committee may, in the Option Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Options and sell the Shares thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price of such Options, all in accordance with Section 220.3(e)(4) of Regulation T, 12 C.F.R., Part 220.

          (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no even after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable Option Agreement. Notwithstanding the foregoing, if a Participant to whom an Option was granted shall cease to maintain Continuous Service due to normal retirement, and such Participant has served the Corporation for at least ten years, the Participant may, but only during the period of five years immediately succeeding such cessation of Continuous Service and in no event after the expiration of such Option, exercise such Option. Notwithstanding anything herein to the contrary, if the Continuous Service of a Participant to whom an Option was granted by the

Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month and five year periods referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8.   INCENTIVE STOCK OPTIONS.  Incentive Stock Options may be granted only
          -----------------------
to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event of any
          ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     10.  EFFECT OF MERGER ON OPTIONS.  In the event of any merger or
          ---------------------------
consolidation of the Corporation (other than a merger or consolidation in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option has been granted shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     11.  EFFECT OF CHANGE IN CONTROL.  Each of the events specified in the
          ---------------------------
following clauses (i) through (iii) of this Section 11 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the corporation shall cease to constitute a majority of the Board of Directors of the Corporation, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the corporation; provided, however, that the occurrence of any such events shall not be deemed a "change in control" if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause
(iii) above shall occur, unless the Committee shall have otherwise provided in the Option Agreement, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     12.  ASSIGNMENTS AND TRANSFERS.  No Award nor any right or interest of a
          -------------------------
Participant under the Plan in any Option Agreement may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

     13.  EMPLOYEE RIGHTS UNDER THE PLAN.  No director, officer or Employee
          ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no director, officer, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Corporation or any Affiliate.

     14.  DELIVERY AND REGISTRATION OF STOCK.  The Corporation's obligation to
          ----------------------------------
deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such stock registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     15.  WITHHOLDING TAX.  The Corporation shall have the right to deduct from
          ---------------
all amounts paid in cash with respect to the exercise of an Option under the Plan any taxes required by law to be withheld with respect to such exercise. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant of such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     16.  AMENDMENT OR TERMINATION.  The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 9 hereof) no amendment shall be made without approval of the

Stockholders of the corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award thereto made pursuant to the Plan.

     17.  EFFECTIVE DATE AND TERM OF PLAN.  The Plan became effective upon its
          -------------------------------
adoption by the Board of Directors of the Corporation and its approval by vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on the adoption of the Plan. This amendment and restatement of the Plan shall become effective upon its adoption by the Board of Directors inasmuch as the approval of stockholders in not required pursuant to Section 16 hereof or the requirements of applicable law. The Plan shall continue in effect for a term of ten years from its original effective date unless sooner terminated under Section 16 hereof.

     18.  GRANT TO DIRECTORS.  By, and simultaneously with, the adoption of this
          ------------------
Plan, each member of the Board of Directors of the corporation who is not a full-time Employee on the first Monday of December is hereby granted Options on the first Monday of December of each year during the term of the Plan to purchase 4,500 Shares. The Option Exercise Price per Share shall be equal to the Market Value of one such Share on the date such Options are granted. Each such Option shall be evidenced by an Option Agreement in a form approved by the Committee and shall be subject in all respects to the terms and conditions of this Plan.



     RESTATED FOR THE JANUARY 15, 1993, OCTOBER 5, 1993, JANUARY 15, 1994
                       AND DECEMBER 6, 1994 STOCK SPLITS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ROWE FURNITURE CORPORATION - COMMON STOCK PROXY

     For the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, March 30, 1999 at the Ritz Carlton 1700 Tysons Boulevard McLean, Virginia 22102

     The undersigned hereby appoints G. M. Birnbach and B. A. Rotramel or either one of them with full powers of substitution as Proxies to vote the Common Stock of Rowe Furniture Corporation (the "Company") held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated February 22, 1998, as follows:

ELECTION OF DIRECTORS.  The nominees to serve until 2002 are Messrs.

       Arthur H. Dunkin         Charles T. Rosen        Sidney J. Silver

VOTE FOR all nominees   ______         VOTE WITHHELD for all nominees ______

VOTE FOR, except vote withheld from the following nominee(s):

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APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE
THE NAME OF THE COMPANY FROM "ROWE FURNITURE CORPORATION" TO "THE ROWE
COMPANIES".

VOTE FOR ________________  AGAINST ___________________  ABSTAIN _____________

APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK.

VOTE FOR ________________  AGAINST ___________________  ABSTAIN ______________

APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION AND INCENTIVE PLAN IN ORDER TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

VOTE FOR ________________  AGAINST ___________________  ABSTAIN ______________


In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote "FOR" each of the proposals.


                (continued and to be signed on the reverse side)
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This proxy will be voted as specified.  If no specification is made, this Proxy will be voted FOR all proposals. If any other matter is presented at the Annual Meeting, this proxy will be voted by those named in their best judgment. At the present time, the Board of Directors knows of no other matter to be presented at the Annual Meeting.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1999 Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                                   ----------------------------------------
                                   SIGNATURE                           DATE


                                   ----------------------------------------
                                   SIGNATURE                           DATE



Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           ROWE FURNITURE CORPORATION


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, March 30, 1999.

Sincerely,

Rowe Furniture Corporation